U.S. SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 23, 2020

Concierge Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada 000-29913 90-1133909 (state of incorporation) (Commission File Number) (IRS Employer I.D. Number) 1202 Puerta Del Sol San Clemente, CA 92673 Tel. (949) 429-5370 Fax. (888) 312.0124

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class of Security	Trading Symbol	Name of Exchange on Which Registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Amendment to Material Definitive Agreement

On March 10, 2020, Concierge Technologies, Inc., a Nevada Corporation (“Concierge”), through its wholly owned subsidiary, Gourmet Foods Limited, a New Zealand corporation (“Gourmet Foods”), entered into a definitive Agreement for Sale and Purchase of Shares and Current Account (the “Agreement”) with Graham Eric Eagle, Linda Janice Eagle, and Stephen Peter Lunn as Trustees of the GE and LJ Eagle Family Trust (the “Sellers”) to purchase all rights, title and interest in the printing business carried on by the Sellers known as Printstock Products Limited (“Printstock”). Refer to the Company’s current report on Form 8-K filed on March 16, 2020 for detailed information on the proposed transaction.

On March 23, 2020 Concierge, through its wholly owned subsidiary Gourmet Foods, and the Sellers of Printstock mutually agreed to extend the conditions date and the closing date (the “Dates”) under the agreement to June 22, 2020 and July 1, 2020, respectively, due to COVID-19’s impact on travel as well as social distancing. The Dates may be further adjusted by mutual consent if the effects of the COVID-19 virus continue to disrupt normal business operations.

The Agreement remains subject to additional customary representations, warranties, covenants and closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020

CONCIERGE TECHNOLOGIES, INC.

By: /s/ Nicholas Gerber

      Nicholas Gerber

      Chief Executive Officer